 INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (Agreement) is made and entered into on this 9th day of May 2018 by and between iCrowdU Inc., a corporation registered under the laws of the State of Nevada with its registered business address located at 1495 Ridgeview Dr., Suite 220, Reno, NV 89519, USA (iCrowdU), and AB International Group Corp., a public corporation registered under the laws of the State of Nevada with its principal place of business located at 16th Floor, Rich Towers, 2 Blenheim Avenue, Kowloon, Hong Kong SAR (Investor). iCrowdU and the Investor are sometimes collectively referred to herein as the “Parties” or individually as “Party.”

RECITALS

WHEREAS iCrowdU and the Investor hereto desire to enter into an Agreement whereby Investor provides investment capital in exchange for shares of iCrowdU.

AGREEMENT

In consideration of the agreement contained herein, the Parties agree as follows:

1)	PURCHASE OF SHARES

1.1	Investor agrees to purchase 228,013 shares in iCrowdU for a total consideration of US $280,000, at a share price of US $1.228. This represents 1.14% of iCrowdU’s 20,000,000 issued shares. This part of the Agreement is executed via a separate Subscription Agreement.

1.2	Investor agrees to purchase up to 45% of iCrowdU in exchange for a total investment of US $10,000,000. This investment will be executed via the following steps:

a.	US $1,935,000 will be invested at a share price of US $1.228 in exchange for 1,575,733 shares in iCrowdU.
b.	US $7,785,000 will be invested at a share price of US $0.595 in exchange for 13,084,034 shares in iCrowdU.

1.3	The completion of 1.1 and 1.2 of this agreement will result in a total investment of US $10,000,000 by Investor in exchange for 14,887,780 shares, a 45% holding of iCrowdU.

1.4	The completion of this agreement will result in the issuance of an additional 13,084,034 iCrowdU shares to the Investor, thus increasing iCrowdU’s total issued shares to 33,084,034.This will result in an average share price of iCrowdU shares of US $0.6717 for a 45% holding of iCrowdU by the Investor.

2)	COLLATERAL

2.1	Upon completion of 1.1, the founders of iCrowdU will provide Investor with 2,000,000 privately held shares (or 10% of iCrowdU’s 20,000,000 issued shares) in iCrowdU in exchange for 2,000,000 shares in Investor.

2.2	The 2,000,000 shares in Investor will include a pre-dated legal opinion stating that the restrictive legend will be removed / free-trading restriction be lifted 12 months after the date first written above.

2.3	Upon completion of 1.2(a), the 2,000,000 shares in Investor will be returned to Investor by the founders of iCrowdU.

3)	DILUTION

3	iCrowdU agrees not to offer shares to any other investor for 18 months after the date first written above. This will result in no dilution for Investor for the period of this agreement provided the following milestones are met:

a.	In addition to 1.1, a further investment of no less than US $300,000 will be made within 6 months of the date first written above at the share price stated in 1.1; and

b.	Within 12 months of the date first written above, Investor will make a minimum investment of US $2,215,000.

c.	Investor agrees that for the duration of this agreement, 50% of all funds raised by Investor will be committed to iCrowdU in the form of invested capital, up to a maximum investment of US $10,000,000 in iCrowdU and will be paid to iCrowdU within 14 days of the funds being raised by Investor. This will complete the terms of this Agreement as detailed in 1.1 and 1.2.

4)	MISCELLANEOUS

4.1	This Agreement ends 18 months from the date first written above.

4.2	This Agreement shall be governed, construed and enforced in accordance with the law of the State of Nevada without reference or regard to principles of conflicts of laws.

4.3	If any provisions of this Agreement are held by a court of competent jurisdiction to be invalid or unenforceable, the validity of the remaining provisions shall not be affected. The invalid or unenforceable provision shall be replaced by a valid and enforceable provision that will meet the purpose of the invalid or unenforceable provision as closely as possible.

iCrowdU Inc. | 1495 Ridgeview Drive, Suite 220, Reno, NV 89519, USA | www.icrowdu.com

iCrowdU Inc. | Investor Agreement | Page 2 | 2

4.4	No Parties may assign or otherwise transfer this Agreement or any of its rights and obligations to any third party without the prior written consent of the other Party, which consent will not be unreasonably withheld.

4.5	With the exception of the Subscription Agreement referenced in 1.1, this Agreement may not be amended, supplemented, canceled or discharge, except by written agreement of the Parties.

4.6	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior discussion and writings. Any subsequent or ancillary agreements, amendments or additions shall be made in writing.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

AB International Group Corp.

a Nevada Corporation

Signature: /s/ Chiyuan Deng

Name: Chiyuan Deng

Title: President & CEO

iCrowdU Inc.

a Nevada Corporation

Signature: /s/ Alexander Holtermann

Name: Alexander Holtermann

Title: CEO

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